EXHIBIT 3.2

BYLAWS

OF

LANIER CAPITAL REIT, INC.

ARTICLE I.  DEFINITIONS

As used in these Bylaws, capitalized terms shall have the meanings assigned to them in Appendix A attached hereto, unless the context otherwise requires.

ARTICLE II.  OFFICES

Section 2.01.  Resident Agent and Principal Office.  The Corporation shall have and continuously maintain a resident agent and a principal office in the State of Maryland in accordance with the provisions of Section 2-108 of the Maryland General Corporation Law (the “MGCL”).

Section 2.02.  Other Offices.  The Corporation may have offices at such place or places within or without the State of Maryland as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

ARTICLE III.  STOCKHOLDERS MEETINGS

Section 3.01.  Place of Meetings.  All meetings of the Stockholders shall be held at such place as may be fixed from time to time by the Board of Directors.  In the absence of a resolution adopted by the Board of Directors fixing such place, all meetings shall be held at the principal office of the Corporation.

Section 3.02.  Annual Meetings.  An annual meeting of the Stockholders shall be held on the last business day of the fifth (5th) month following the close of each fiscal year, or on such other day during the fifth (5th) month following the close of the fiscal year as shall be determined by the Board of Directors (and in any event not less than 30 days after delivery of the annual report to the Corporation’s Stockholders), for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.  The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that this requirement is met.

Section 3.03.  Special Meetings.  Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Charter: (i) may be called by the President, the Board of Directors (by a majority of the Directors) or a majority of the Independent Directors; and (ii) shall be called by the Secretary upon the written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares of the Corporation entitled to vote at the proposed special meeting.  All such written requests be made either in person or by mail and shall state the purpose or purposes of the proposed meeting, and the matters proposed to be acted on at it.  In the event of a special meeting called in accordance with subsection (ii) above, the Corporation shall, and shall require the Sponsor (either itself or through the Secretary) to, provide all of the Stockholders entitled to vote at meeting of the Stockholders, within 10 days after receipt of such written request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders.  The Board of Directors has the sole power to fix the record date for determining Stockholders entitled to request a special meeting of the Stockholders and the record date for determining Stockholders entitled to notice of and to vote at the special meeting; and the date, time and place, if any, and the means of remote communication, if any, by which Stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3.04.  Notice of Meetings; Waiver of Notice.

(a)

Except as otherwise provided in Section 3.03 above, not less than 10 nor more than 90 days before each Stockholders’ meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each Stockholder entitled to vote at the meeting and to each other Stockholder entitled to notice of the meeting.    The notice shall state: (i) the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and may vote at the meeting; and (ii) the purpose of the meeting, if the meeting is a special meeting or notice of the purpose of the meeting is required by any other provision of the MGCL.  For purposes of this Section, and subject to the provisions of Section 2-504 of the MGCL, notice is given to a Stockholder when it is:  (i) personally delivered to the Stockholder; (ii) left at the Stockholder’s residence or usual place of business; (iii) mailed to the Stockholder at the Stockholder’s address as it appears on the records of the Corporation; or (iv) transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions (unless the Corporation has received a request from the Stockholder that notice not be sent by electronic transmission, in which event the Corporation may not provide notice to the Stockholder by electronic transmission).

(b)

Whenever these Bylaws require notice of a meeting of the Stockholders, each person who is entitled to the notice waives notice if the person (i) before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of the Stockholders meetings; or (ii) is present at the meeting in person or by proxy.

Section 3.05.  Conduct of Meetings.  Every meeting of Stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the President or, in the case of a vacancy in the office or absence of the President, by one of the following officers present at the meeting: the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary.  In the event that the Secretary presides at a meeting of the Stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to Stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to Stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments by participants; (v) maintaining order and security at the meeting; (vi) removing any Stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (vii) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 3.06.  Quorum; Adjournment of Meetings.    At any meeting of the Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum except as otherwise provided by law, the Charter or these Bylaws. If a quorum shall not be present at any meeting of the Stockholders, the Stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.   The Stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 3.07.  Voting; Proxies.

(a)

A majority of the registered holders of the Shares present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect the Directors.   Each Share may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted.  The majority of the votes cast at a meeting of the Stockholders duly called at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter or these Bylaws.   Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to 1 vote on each matter submitted to a vote at a meeting of the Stockholders.

(b)

A Stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the Stockholder in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 3.08.  Certification of Beneficial Owners of Stock.  To the extent set forth in Section 2-514 of the MGCL, the Board of Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder.

Section 3.09.  Inspectors of Election.  All votes by ballot at any meeting of Stockholders shall be conducted by such number of inspectors of election as are appointed for that purpose by either the Board of Directors or by the chairman of the meeting.  The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

Section 3.10.  Advance Notice of Stockholder Nominees for Director and other Stockholder Proposals.

(a)

Annual Meetings of Stockholders.

(1)

Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder who was a stockholder of record both at the time of giving of notice by the Stockholder as provided for in this Section 3.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 3.10(a).

(2)

For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 3.10(a)(1)(iii), the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the Stockholders.  To be timely, a Stockholder’s notice shall set forth all information required under this Section 3.10 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made.  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described above.  Such Stockholder’s notice shall set forth (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) if applicable, all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder and the Stockholder Associated Person therefrom; (iii) as to the Stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such Stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such Stockholder and by any such Stockholder Associated Person; (iv) as to the Stockholder giving the notice and any Stockholder Associated Person covered by Section 3.10(a)(2)(ii) and (iii), the name and address of such Stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Stockholder’s notice.

(3)

Notwithstanding anything in this Section 3.10(a) to the contrary, if the Board of Directors increases or decreases the maximum or minimum number of Directors in accordance with these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 3.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(4)

For purposes of this Section 3.10, “Stockholder Associated Person” of any Stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b)

Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Stockholder of the Corporation who is a Stockholder of record both at the time of giving of notice provided for in this Section 3.10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.10.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board of Directors, any such Stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 3.10(a)(2) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c)

General.

(1)

Upon the written request by the Secretary or the Board of Directors or any committee thereof, any Stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of Stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 3.10.  If a Stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.10.

(2)

Only such individuals who are nominated in accordance with this Section 3.10 and who are otherwise eligible to serve as Directors of the Corporation shall be eligible for election as Directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with this Section 3.10.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 3.10 and, if any proposed nomination or business is not in compliance with this Section 3.10 to declare such defective nomination or proposal be disregarded.

(3)

For purposes of this Section 3.10, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors, if applicable, and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)

Notwithstanding the foregoing provisions of this Section 3.10, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.10.  Nothing in this Section 3.10 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, if applicable.

(5)

In the event of any conflict between the terms of this Section 3.10 and (i) the other terms of this Article III, or (ii) the terms of Sections 4.01, 5.02 and/or 5.03 hereof, such other terms of this Article III, or the terms of Sections 4.01, 5.02 and/or 5.03 hereof, as applicable, shall govern and control.

Section 3.11.  Control Share Acquisition Act.   Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of “control shares,” as such term is defined in the MGCL, and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition; provided however, that any such repeal shall be approved by the affirmative vote of a majority of the Independent Directors.

ARTICLE IV.  OTHER RIGHTS AND OBLIGATIONS OF STOCKHOLDERS

Section 4.01.  Special Voting Rights of Stockholders.  Notwithstanding any provision of these Bylaws to the contrary:

(a)

In issuing shares of equity securities of the Corporation as part of a private offering, the Corporation shall ensure that the voting rights per share of equity securities of the Corporation (other than the publicly held equity securities of the Corporation) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held shares of the Corporation as the consideration paid to the Corporation for each privately offered Corporation share bears to the book value of each outstanding publicly held share.

(b)

A majority of the then outstanding Shares may, without the necessity for concurrence by the Directors, vote to amend these Bylaws (subject to the further requirements of Section 12.07 below); terminate the status of the Corporation as a REIT (subject to the further requirements of Section 8.1 of the Charter); liquidate and dissolve the Corporation (except as otherwise expressly prohibited by the MGCL or other Maryland law); vote to elect the Directors (subject to the further requirements of Section 3.07 above); and remove the Directors (as provided in Section 5.06 below).

(c)

Without the concurrence of a majority of the outstanding Shares, the Directors may not:

(1)

sell all or substantially all of the Corporation’s assets, other than in the ordinary course of the Corporation’s business or in connection with liquidation and dissolution;

(2)

amend the Charter or these Bylaws (except to the extent otherwise permitted by Maryland law), and except for amendments which do not adversely affect the rights, preferences and privileges of the registered holders of the Shares, including amendments to provisions relating to Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

(3)

cause the merger or other reorganization of the Corporation; or

(4)

dissolve or liquidate the Corporation, other than before the initial investment in property.

For purposes of this Section 4.01(c), a sale of all or substantially all of the Corporation’s assets shall mean the sale of two-thirds (2/3) or more of the Corporation’s assets based on the total number of properties and mortgages, or the current fair market value of these assets.

(d)

With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any Affiliate or any transaction between the Corporation and any of them.  In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

Section 4.02.  Reports.

(a)

The Corporation shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include:

(1)

financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

(2)

the ratio of the costs of raising capital during the period to the capital raised;

(3)

the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation, and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation;

(4)

the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income;

(5)

a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Stockholders, and the basis for such determination; and

(6)

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made.  The Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

(b)

The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that the above requirements are met.

Section 4.03.  Access to Records.

(a)

Any Stockholder, and any designated representative thereof, shall be permitted access to all records of the Corporation at all reasonable times, and may inspect and copy any of them.  Inspection of the Corporation books and records by the Administrator shall be provided upon reasonable notice and during normal business hours.

(b)

An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Corporation, along with the number of Shares held by each of them (the “Stockholder List”) shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Corporation upon the request of the Stockholder.

(c)

The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein.

(d)

A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within 10 days of the request.  The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Corporation.

(e)

The purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders’ voting rights under these Bylaws, and the exercise of Stockholders’ rights under federal proxy laws.

(f)

If the Advisor or Directors of the Corporation neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation.  The Corporation may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Corporation.  The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

Section 4.04.  Repurchase of Shares.   Although the Corporation may not issue redeemable Shares, the Corporation is not precluded from voluntarily repurchasing some or all of the Shares if such repurchase does not impair the capital or operations of the Corporation.  The Corporation may also have excess share provisions that provide for mandatory redemption.  The Corporation is prohibited from paying a fee to the Sponsor, Advisor, Directors or Affiliates on the repurchase of the Shares by the Corporation.

Section 4.05.  Distribution Reinvestment Plans.  All distribution reinvestment plans shall, at the minimum, provide for the following:

(1)

All material information regarding the distribution to the Stockholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Stockholder at least annually; and

(2)

Each Stockholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information required in subparagraph (1) above.

Section 4.06.  Distributions.  The Board of Directors may authorize, and the Corporation may make, distributions to the Stockholders subject to the restrictions set forth in the MGCL.

Section 4.07.  Distributions in Kind.  Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of these Bylaws; or distributions of in-kind property which meet all of the following conditions: (i) the Directors advise each Stockholder of the risks associated with direct ownership of the property; (ii) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (iii) the Directors distribute in-kind property only to those Stockholders who accept the Directors’ offer.

Section 4.08.   Shares are Fully Paid and Nonassessable.  The Shares shall be fully paid and nonassessable when issued in accordance with the MGCL.

ARTICLE V.  BOARD OF DIRECTORS

Section 5.01.  Authority.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by law or by the Charter or these Bylaws.

Section 5.02.  Number, Term and Qualifications.

(a)

At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase or decrease the number of Directors, provided that, except as otherwise provided in the Charter, the number thereof shall never be less than the minimum number required by the MGCL or the Charter (whichever is greater), nor more than the maximum number of Directors set forth in the Charter, and further provided that the tenure of office of any Director shall not be affected by any such action.  A majority of the members of the Board of Directors shall be Independent Directors.

(b)

Each Director (whether elected at an annual meeting of Stockholders or otherwise) shall hold office until the annual meeting of Stockholders held next after his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve or removal.

(c)

All of the Directors shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets being acquired by the Corporation.  At least one Independent Director shall also have at least three years of relevant real estate experience, meaning actual direct experience in acquiring and managing the types of real estate to be acquired by the Corporation for his own account or as an agent.

Section 5.03.  Vacancies.  If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than 3 Directors remain).  A vacancy on the Board of Directors shall exist upon the death, resignation, removal or incapacity to serve of any Director; upon the increase in the number of authorized Directors; and upon the failure of the Stockholders to elect the full number of Directors authorized.  The Stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director.  Furthermore, (i) a majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of Directors, and (ii) a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of Directors.  Notwithstanding the above, a majority of the Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.  A Director elected by the Stockholders to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director.  A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of Stockholders and until his successor is elected and qualifies.

Section 5.04.  Compensation of Directors.  Directors may, in the discretion of the entire Board of Directors, receive annual or monthly salaries for their services as Directors, fixed sums per meeting and/or per visit to real property or other facilities owned or leased by the Corporation, and/or other compensation for any services or activities performed or engaged in as Directors on behalf of the Corporation.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, and/or other service or activity they perform or engage in as Directors on behalf of the Corporation. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 5.05.  Resignation.  Any Director may resign by giving written notice to the Board of Directors.  The resignation shall be effective on receipt, unless the notice specifies a later time for the effective date of such resignation, in which event the resignation shall be effective upon the election and qualification of a successor.  If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

Section 5.06.  Removal.  The Stockholders may remove any Director, with or without cause, by the affirmative vote of a majority of all of the votes entitled to be cast generally for the election of Directors.

Section 5.07.  Initial Meeting.  Each newly elected Board of Directors shall meet (i) at the place and time which shall have been determined, in accordance with the provisions of these Bylaws, for the holding of the regular meeting of the Board of Directors scheduled to be held first following the annual meeting of the Stockholders at which the newly elected Board of Directors shall have been elected, or (ii) if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of Stockholders and at the place thereof, or (iii) at such time and place within or without the State of Maryland (or by means of remote communication) as shall be fixed by the written consent of all the Directors of such newly elected Board of Directors.  In any event no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting.

Section 5.08.  Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of the Stockholders, provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts.  Other regular meetings of the Board of Directors may be held at such time and place within or without the State of Maryland (or by means of remote communication) as shall from time to time be determined by the Board of Directors by resolution, and such resolution shall constitute notice thereof.  No further notice shall be required in order legally to constitute such regular meeting, and in any event no notice of any regular meeting of the Board of Directors need state the business to be transacted at or the purpose of such meeting.

Section 5.09.  Special Meetings.  Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary on the written request of any 2 or more Directors delivered to such officer of the Corporation.  Any such special meeting shall be held at such time, date and place within or without the State of Maryland (or by means of remote communication) as shall be stated in the notice of meeting.   Notice of any special meeting of the Board of Directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at such Director’s business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 2 days prior to the meeting. Notice by United States mail shall be given at least 5 days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the Director or the Director’s agent is personally given such notice in a telephone call to which such Director or such Director’s agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  No notice of any special meeting of the Board of Directors need state the business to be transacted at or the purpose of such meeting.

Section 5.10.  Waiver of Notice.  A Director waives any notice required by this Article V if the Director: (i) before or after the meeting, delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting; or (ii) is present at the meeting.

Section 5.11.  Quorum; Voting.

(a)

At all meetings of the Board of Directors, the presence of a majority of the Directors then serving shall constitute a quorum for the transaction of business, except as may be otherwise specifically provided by law, by the Charter or by these Bylaws; provided that, if pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.  In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is reached.  Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.  The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

(b)

Subject to the provisions of Section 5.15 below, and any other provisions of these Bylaws or the Charter that contain a requirement for approval by a majority of the Independent Directors: (i) the action of a majority of the Directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by law, by the Charter or by these Bylaws; and (ii) if enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Directors still present at such meeting shall be the action of the Board of Directors, except as may be otherwise specifically provided by law, by the Charter or by these Bylaws.

(c)

A Director who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 5.12.  Telephonic Participation.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.13.  Conduct of Meetings.  The President, or in the President’s absence the Vice President, if any, named by the Board of Directors, shall preside at meetings of the Board of Directors.  The Secretary of the Corporation, or in the Secretary’s absence any person appointed by the presiding officer, shall act as secretary for meetings of the Board of Directors.

Section 5.14.  Action without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is (i) given in writing or by electronic transmission by each member of the Board of Directors, and (ii) filed in paper or electronic form with the minutes of the proceedings of the Board of Directors.

Section 5.15.  Certain Duties of Directors; Approval by Independent Directors.

(a)

In addition to their other duties, the Directors shall establish written policies on investments and borrowings (such as those described in Article X below), and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out.

(b)

Notwithstanding any provision of the Charter or these Bylaws to the contrary, a majority of the Independent Directors must approve matters to which this Section and Sections 3.02, 3.03, 3.07 (relating to the election of Directors), 4.05, 5.16, 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 10.04, 10.06, 10.08, 12.01 and 12.08 of these Bylaws apply.

(c)

The Directors shall be deemed to be in a fiduciary relationship to the Corporation and the Stockholders, and shall also have a fiduciary duty to the Stockholders to supervise the relationship of the Corporation with the Advisor.

Section 5.16.  Advisory Contracts.  It shall be the duty of the Board of Directors to evaluate the performance of the Advisor before entering into or renewing any advisory contract.  The criteria used in such evaluation shall be reflected in the minutes of such meeting.  Each contract to be entered into by the Corporation for the services of an Advisor shall have a term of no more than one year, and shall require the approval of the Board of Directors.  Each advisory contract shall be terminable by the Corporation (by the vote of a majority of the Independent Directors), or by the Advisor, on 60 days written notice without cause or penalty.  In the event of the termination of such contract, the Corporation shall cause the Advisor to cooperate with the Corporation and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.  The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and justify the compensation provided for in its contract with the Corporation.  The Advisor shall be deemed to be in a fiduciary relationship to the Corporation and the Stockholders.

ARTICLE VI. COMMITTEES

Section 6.01.  Designation.  The Board of Directors may, by a resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and any other committee it deems appropriate and in the best interest of the Corporation.  Furthermore, the Independent Directors Committee shall be a standing committee of the Board of Directors that shall exist at all times and shall not require designation by the Board of Directors.  The Board of Directors has adopted charters for the Audit Committee, Compensation Committee and Nominating Committee, and the Secretary shall at all times maintain copies of such charters, as they may be amended from time to time.

Section 6.02.  Number, Tenure and Qualifications.  Each committee shall be composed of one or more Directors; provided, however, that (i) the members of the Independent Directors Committee shall at all times consist solely of all of the Independent Directors, and (ii) the majority of the members of all other committees shall at all times be Independent Directors.  Each member of a committee shall hold office until his or her successor is elected, or until his or her earlier death, resignation, removal, or until he or she shall cease to be a Director (or an Independent Director, as applicable).

Section 6.03.  Authority of Executive Committee and Independent Directors Committee.

(a)

During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Charter, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to those matters set forth in Section 2-411(a)(2) of the MGCL.

(b)

The Independent Directors Committee shall have the sole authority and power to take all actions, make all determinations, give all approvals, and take all votes, that these Bylaws indicate must be taken, made and given by “the Independent Directors” or by “a majority of the Independent Directors”, and all references in these Bylaws to actions taken, determinations made, approvals required and votes taken by the Independent Directors or by a majority of the Independent Directors shall refer to actions taken, determinations made, approvals required and votes taken by the Independent Directors Committee.  Notwithstanding the above, all references in these Bylaws to actions taken, determinations made, approvals required and votes taken by “a majority of the Directors (including a majority of Independent Directors)” shall refer to the Independent Directors in their capacities as members of the Board of Directors, and not as the Independent Directors Committee.

Section 6.04.  Authority of other Committees.   Each other committee, to the extent expressly provided for in the resolution establishing such committee and/or in the charter adopted by the Board of Directors for such committee, and except as prohibited by law, shall have and may exercise all of the authority of the Board of Directors in such other matters and affairs concerning the Corporation, except the powers denied to the Executive Committee.  Notwithstanding the foregoing, no committee shall have the authority of the Board of Directors to fix the compensation of any committee member.

Section 6.05.  Meetings; Actions.

(a)

Notice of committee meetings shall be given in the same manner as notice for special or regular meetings of the Board of Directors. Meetings of a committee may be held at such place or places, within or without the State of Maryland, as the committee shall determine or as may be specified or fixed in the respective notices of such meetings.  Members of a committee may participate in a meeting of the committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member.  Each committee shall keep minutes of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof  held  next  after  such meeting  of such committee.

(b)

Notwithstanding the above, with respect to all references in these Bylaws to actions taken, determinations made, approvals required and votes taken by the Independent Directors or by a majority of the Independent Directors, such actions, determinations, approvals and votes must always be taken, made or obtained by a majority of the members of the Independent Directors Committee.   As stated in Section 6.03(b), however, all references in these Bylaws to actions taken, determinations made, approvals required and votes taken by “a majority of the Directors (including a majority of Independent Directors)” shall refer to the Independent Directors in their capacities as members of the Board of Directors, and not as the Independent Directors Committee.

Section 6.06.  Action by Written Consent.   Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is (i) given in writing or by electronic transmission by each member of such committee, and (ii) filed in paper or electronic form with the minutes of the proceedings of such committee.

Section 6.07.  Vacancies.  Subject to the other provisions of these Bylaws, the Board of Directors shall have power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee, with or without cause.

ARTICLE VII. OFFICERS

Section 7.01.  Election and Term.

(a)

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers, including one or more Vice Presidents, as may be elected by the Board of Directors.  The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.  The Board of Directors may also appoint such other officers and assistant officers as it shall deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries.  The same individual may simultaneously hold more than one office in the Corporation, but such individual may not serve concurrently as both President and Vice President of the Corporation.   A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified by more than one officer.

(b)

Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer’s successor has been elected or appointed and has qualified, or until such officer’s earlier resignation, death, removal or termination of such person’s office.

Section 7.02.  Removal and Resignation; Vacancies.

(a)

The Board of Directors may remove any officer at any time with or without cause, if the Board of Directors in its judgment finds that the best interests of the Corporation will be served thereby.

(b)

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Corporation.  The resignation shall be effective when the notice is effective, or at such future effective date as may be specified in such notice.

(c)

Any vacancy in any office, however occurring,  may be filled by the Board of Directors.

Section 7.03.  Compensation.  The compensation of the officers shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with Section 7.01.  No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a Director of the Corporation.

Section 7.04.  President.  The President shall be the chief executive officer of the Corporation, shall give general supervision and direction to the affairs of the Corporation, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect, all subject to the direction of the Board of Directors.  The President shall also have such powers and perform such duties as are specifically imposed upon the President by law and as may be assigned to the President by the Board of Directors. The President shall have the authority to execute contracts, mortgages, agreements or instruments under the seal of the Corporation.  The President shall be ex officio a member of all committees of the Board of Directors, unless otherwise provided in the resolution appointing such committees.  The President shall call meetings of the Stockholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

Section 7.05.  Vice Presidents.  The Vice President or Vice Presidents, if any, shall perform such duties and exercise such powers as the President or the Board of Directors shall request or delegate.  In the absence of the President, or in the event of the President’s death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the President; provided, however, that if there is more than 1 Vice President, any Vice President shall have the authority to execute contracts, mortgages, agreements or instruments under the seal of the Corporation, subject to all of the restrictions upon the

President relating to such functions, but all other duties of the President shall be performed by the Vice President so designated at the time of such person’s election, or in the absence of any such designation, then in the order of election (or if more than 1 Vice President is elected at the same meeting, in the order in which they are listed in the resolution electing them), and when so acting such Vice President(s) shall have all of the powers of and be subject to all of the restrictions upon the President. The Assistant Vice Presidents shall perform such duties and exercise such powers as the President or the Board of Directors shall request or delegate.

Section 7.06.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders, shall record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, any notices required to be given of any meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary’s request, perform the duties and exercise the powers and authority herein granted to the Secretary.

Section 7.07.  Treasurer.  The Treasurer shall be the chief financial officer of the Corporation and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall from time to time be selected by the Board of Directors.   The Treasurer shall keep or cause to be kept in the books of the Corporation provided for that purpose a true account of all transactions, and of the assets and liabilities, of the Corporation.  The Treasurer shall prepare and submit to the President such financial statements and schedules as may be required to keep the President currently informed of the operations and financial condition of the Corporation, and shall render to the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation. The Treasurer shall also perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to the Treasurer by the Board of Directors or the President.

ARTICLE VIII.   CAPITAL STOCK

Section 8.01.  Stock Certificates.   Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates.  Each Stockholder, upon written request to the Secretary, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by such Stockholder in the Corporation.  Each certificate shall include on its face the name of the Corporation, the name of the Stockholder or other person to whom it is issued, and the class of stock and number of shares it represents.  Certificates shall be consecutively numbered, and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.   Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation, or with a facsimile of it or in any other form. The signatures may be either manual or facsimile signatures.  Each certificate representing shares which are preferred or limited as to their dividends, which are restricted as to their transferability or voting powers, or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has the authority to issue stock of more than 1 class, the certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock; and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any Stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

Section 8.02.  Stock Ledger.   The Corporation shall maintain at one or more of its principal offices or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each Stockholder and the number of shares of stock of each class held by such Stockholder.

Section 8.03.  Stock Transfers.   Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.  Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter, and all of the terms and conditions contained therein.

Section 8.04.  Replacement Certificates.  Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity.  Such bond shall be in form and amount satisfactory to the Board of Directors, and shall be with one or more sureties, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE IX.   FEES, COMPENSATION AND EXPENSES

Section 9.01.  General.  The Independent Directors shall determine, from time to time, but at least annually, that the total fees and expenses of the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated REITs.  Each such determination shall be reflected in the minutes of the meeting of the Directors.

Section 9.02.  Organization and Offering Expenses.  The Organization and Offering Expenses paid in connection with the Corporation’s formation or the syndication of its shares shall be reasonable and shall in no event exceed an amount equal to 15% of the proceeds raised in an offering.

Section 9.03.  Acquisition Fees and Acquisition Expenses.

(a)

The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and:

(1)

in connection with the purchase of a property, shall not exceed an amount equal to 6% of the Contract Price, or

(2)

in the case of a mortgage loan, shall not exceed 6% of the funds advanced.

(b)

Notwithstanding the above, a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 9.04.  Total Operating Expenses.

(a)

The Total Operating Expenses of the Corporation shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of 2% of its Average Invested Assets or 25% of its Net Income for such year.  The Independent Directors shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Directors shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year.  Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the Directors.

(b)

Within 60 days after the end of any fiscal quarter of the Corporation for which Total Operating Expenses (for the twelve (12) months then ended) exceeded 2% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified.

(c)

If the Independent Directors do not determine that such excess expenses are justified, then the Corporation shall cause the Advisor to reimburse the Corporation, at the end of the twelve (12) month period, the amount by which the aggregate annual operating expenses paid or incurred by the Corporation exceed the limitations herein provided.

Section 9.05.  Real Estate Commissions on Resale of Property.  The Corporation is permitted to enter into contracts with the Advisor, Directors, Sponsor, or any Affiliate thereof, that provide that if an Advisor, Director, Sponsor or any Affiliate provides a substantial amount of the services in the effort to sell the property of the Corporation, then that Person may receive up to one-half (1/2) of the brokerage commission paid, but in no event to exceed an amount equal to 3% of the contracted for sales price.  In addition, the amount paid, when added to the sums paid to unaffiliated parties in such a capacity, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price.

Section 9.06.  Incentive Fees.

(a)

An interest in the gain from the sale of assets of the Corporation, for which full consideration is not paid in cash or property of equivalent value, shall be allowed to be paid to the Advisor or any Affiliate thereof, provided the amount or percentage of such interest is reasonable.  Such an interest in gain from the sale of Corporation assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to the Stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the applicable Shares, plus an amount equal to 6% of the original issue price of such Shares per annum cumulative.  For purposes of this Section, the original issue price of the Shares may be reduced by prior cash distributions to Stockholders of net proceeds from the sale of Corporation assets.

(b)

In the case of multiple Advisors, such Advisors (and any Affiliate) shall be allowed incentive fees, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Corporation’s assets by each respective Advisor or any Affiliate.

Section 9.07.  Advisor Compensation.  The Independent Directors shall determine from time to time (and at least annually) that the compensation which the Corporation contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed, and that such compensation is within the limits prescribed by these Bylaws.  The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out.  Each such determination shall be based on the factors set forth below and all other factors such Independent Directors may deem relevant, and the findings of such Directors on each of such factors shall be recorded in the minutes of the Directors:

(1)

The size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Corporation;

(2)

The success of the Advisor in generating opportunities that meet the investment objectives of the Corporation;

(3)

The rates charged to other REITs and to investors other than REITs, by advisors performing similar services;

(4)

Additional revenues realized by the Advisor and any Affiliate through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

(5)

The quality and extent of service and advice furnished by the Advisor;

(6)

The performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

(7)

The quality of the portfolio of the Corporation in relationship to the investments generated by the Advisor for its own account.

ARTICLE X.   CONFLICTS OF INTEREST AND INVESTMENT RESTRICTIONS

Section 10.01.  Sales and Leases of Property involving Affiliated Parties.

(a)

The Corporation shall not purchase property from the Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate; or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists, and such excess is reasonable; and in no event shall the cost of such asset to the Corporation exceed its current appraised value.

(b)

The Corporation shall not permit a Sponsor, Advisor, Director, or any Affiliate thereof, to acquire assets from the Corporation unless approved by a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Corporation.  The Corporation may lease assets to a Sponsor, Advisor, Director, or any Affiliate thereof, only if approved by a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Corporation.

Section 10.02.  Loans.

(a)

No loans may be made by the Corporation to a Sponsor, Advisor, Director, or any Affiliate thereof, except as provided under Section 10.09(c).

(b)

The Corporation may not borrow money from a Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to the Corporation than loans between unaffiliated parties under the same circumstances.

Section 10.03.  Investments.

(a)

The Corporation shall not invest in joint ventures with a Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers.

(b)

The Corporation shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

Section 10.04.  Statement of Objectives.  The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and at least annually) to determine that the policies being followed by the Corporation at any time are in the best interests of its Stockholders.  Each such determination, and the basis therefore, shall be set forth in the minutes of the Directors.

Section 10.05.  Other Transactions.  All other transactions between the Corporation and a Sponsor, Advisor, Director, or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Corporation, and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

Section 10.06.  Appraisal of Real Property.  The consideration paid for real property acquired by the Corporation shall be based on the fair market value of the property, as determined by an Independent Expert selected by the Independent Directors.

Section 10.07.  Roll-Up Transaction.

(a)

In connection with a proposed Roll-Up, an appraisal of all Corporation assets shall be obtained from a competent Independent Expert.  If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering.  Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  Corporation assets shall be appraised on a consistent basis.  The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Corporation’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction.  The appraisal shall assume an orderly liquidation of Corporation assets over a 12 month period.  The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its investors.  A summary of the independent appraisal indicating all material assumptions underlying the appraisal shall be included in a report to the investors in connection with a proposed Roll-Up.

(b)

In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Stockholders who vote “no” on the proposal the choice of:

(1)

accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(2)

one of the following:

(i)

remaining as Stockholders of the Corporation and preserving their interests therein on the same terms and conditions as existed previously; or

(ii)

receiving cash in an amount equal to the Stockholders’ pro-rata share of the appraised value of the net assets of the Corporation.

With respect to the options specified in Section 10.07(b)(2) above, the Person sponsoring the Roll-Up needs only offer one of these alternatives to dissenting investors who do not wish to accept the security of the Roll-Up Entity.

(c)

The Corporation shall not participate in any proposed Roll-Up which would result in Stockholders having democracy rights in the Roll-Up Entity that are less than those provided for under Sections 3.02, 3.03, 4.01, 4.02, 4.03 and 4.08 of these Bylaws.

(d)

The Corporation shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).  The Corporation shall not participate in any proposed Roll-Up which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of the Corporation’s Shares held by that investor.

(e)

The Corporation shall not participate in any proposed Roll-Up in which investors’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 4.03 of these Bylaws.

(f)

The Corporation shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Corporation if the Roll-Up is not approved by the Stockholders.

Section 10.08.  Leverage.  The aggregate borrowings of the Corporation, secured and unsecured, shall be reasonable in relation to the Net Assets of the Corporation and shall be reviewed by the Directors at least quarterly.  The maximum amount of such borrowings in relation to the Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%.  Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Corporation, along with a justification for such excess.

Section 10.09.  Other Limitations.  The Corporation may not:

(a)

Invest more than 10% of its total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b)

Invest in commodities or commodity future contracts or other derivative financial instruments.

(c)

Invest in or make mortgage loans unless an appraisal is obtained from an Independent Expert concerning the underlying property except for those loans insured or guaranteed by a government or government agency.  This appraisal shall be maintained in the Corporation’s records for at least 5 years, and shall be available for inspection and duplication by any Stockholder.  In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained.  Further, the Corporation shall cause the Advisor and the Directors to observe the following policies in connection with investing in or making mortgage loans:

(1)

The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain to title.

(2)

The Corporation shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria.  For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation,” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(3)

The Corporation shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors, Sponsors or any Affiliate of the Corporation.

(d)

Issue redeemable equity securities.

(e)

Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

(f)

Issue options or warrants to purchase its Shares to the Advisor, Directors, Sponsors or any Affiliate thereof, except on the same terms as such options or warrants are sold to the general public.  The Corporation may issue options or warrants to persons not so connected with the Corporation, but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors, has a market value less than the value of such option on the date of grant.  Options or warrants issuable to the Advisor, Directors, Sponsors or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding Shares of the Corporation on the date of grant of any options or warrants.

(g)

Issue its shares on a deferred payment basis or other similar arrangement.

ARTICLE XI.   STOCKHOLDER SUITABILITY

Section 11.01.    Income and Net Worth Standards.  Unless the Administrator determines that the risks associated with the Corporation would require lower or higher standards, Stockholders shall have (i) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, or (ii) a minimum net worth of $150,000. Net worth shall be determined exclusive of home, home furnishings and automobiles.  In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

Section 11.02.    Determination that Sale to Stockholder is Suitable and Appropriate.

(a)

The Corporation shall require the Sponsor and each Person selling Shares on behalf of the Sponsor or the Corporation to make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each Stockholder.  In making this determination, the Corporation shall require the Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation to ascertain that the prospective Stockholder (i) meets the minimum income and net worth standards established for the Corporation; (ii) can reasonably benefit from the Corporation based on the prospective Stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (iv) has an apparent understanding of the fundamental risks of the investment, the risk that the Stockholder may lose the entire investment, the lack of liquidity of the Shares, the restrictions on transferability of the Shares, the background and qualifications of the Sponsor or the Advisor, and the tax consequences of the investment.

(b)

The Corporation shall require the Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation to make this determination on the basis of information it has obtained from a prospective Stockholder.  Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

(c)

The Corporation shall require the Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder.  The Corporation shall require the Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation to maintain these records for at least 6 years.

Section 11.03.

Minimum Investment.   In general, unless the Administrator requires lower or higher amounts, (i) the minimum investment amount shall be $50,000, and (ii) any additional purchases shall be in increments of at least $10,000, except for purchases of shares pursuant to the Corporation’s dividend reinvestment plan, which may be in lesser amounts.

ARTICLE XII.   MISCELLANEOUS

Section 12.01.  Minimum Capital.   Prior to the Corporation’s initial public offering, the Corporation must receive from the Sponsor, or any Affiliate, contributions to the Corporation an amount not less than the lesser of:  (i) 10% of the total net assets upon completion of the offering, or (ii) $200,000, as an Initial Investment.  The Corporation must ensure that the Sponsor, or any Affiliate, does not sell this Initial Investment while the Sponsor remains a Sponsor, although such person may transfer the shares to other Affiliates.

Section 12.02.  Inspection of Books.  Subject to the provisions of Section 4.03, the Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of Stockholders, except with respect to such accounts, books and records as may by law be specifically open to inspection by the Stockholders, and shall have power to fix reasonable rules and regulations not in conflict with the applicable laws, if any, for the inspection of records, accounts and books which by law or by determination of the Board of Directors shall be open to inspection, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 12.03.  Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 12.04.  Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the word “SEAL” or “CORPORATE SEAL” enclosed in parenthesis or scroll, shall be deemed to be the seal of the Corporation.

Section 12.05.  Annual Statement of Affairs.  In addition to the requirements of Section 4.02, the President or the Treasurer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  Such statement of affairs shall be submitted at the annual meeting of the Stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office.  Upon written request, the Corporation shall promptly mail to any Stockholder of record a copy of the most recent such statement of affairs.

Section 12.06.  Appointment of Agents.  The President shall be authorized and empowered in the name of and as the act and deed of the Corporation to name and appoint general and special agents, representatives and attorneys to represent the Corporation in the United States or in any foreign country or countries; to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the Corporation; to prescribe, limit and define the powers and duties of such agents, representatives, attorneys and proxies; and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy.  All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed and executed by the President.  Any substitution, revocation, or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations.  No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this Bylaw shall be deemed to constitute full and complete authority to the officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

Section 12.07.  Amendments.  Except as otherwise provided herein, the Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the Stockholders at any annual or special meeting of the Stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the Stockholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.

IN WITNESS WHEREOF, the undersigned Secretary does hereby attest that the foregoing Bylaws were adopted as the Bylaws of the Corporation by act of the Board of Directors of the Corporation as of  May 17, 2007.

John T. Ottinger, Jr., Secretary

Appendix A

“Administrator” shall mean the official or agency administering the securities laws of a jurisdiction.

“Acquisition Expenses” shall mean expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Corporation.  Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.  Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

“Advisor” shall mean the Person responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person to which an Advisor subcontracts substantially all such functions.

“Affiliate”  of another Person shall include any of the following:

(a)

any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person;

(b)

any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person;

(c)

any Person directly or indirectly controlling, controlled by, or under common control with such other Person;

(d)

any executive officer, director, trustee or general partner of such other Person; and

(e)

any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Average Invested Assets” shall mean, for any period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar noncash reserves computed by taking the average of such values at the end of each month during such period.

“Competitive Real Estate Commission” shall mean the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

“Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Corporation’s property.

“Contract Price” shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive Acquisition Fees and Acquisition Expenses.

“Development Fee” shall mean a fee for the packaging of the Corporation’s property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

“Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

1

“Independent Directors” shall mean the Directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.  A Director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(1)

owns an interest in the Sponsor, Advisor, or any of their Affiliates; or

(2)

is employed by the Sponsor, Advisor or any of their Affiliates; or

(3)

is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or

(4)

performs services, other than as a Director, for the Corporation; or

(5)

is a director or trustee for more than three REITs organized by the Sponsor or advised by the Advisor; or

(6)

has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates.

For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis.   An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Sponsor, Advisor, any of their Affiliates, or the Corporation.

“Initial Investment” shall mean that portion of the initial capitalization of the Corporation contributed by the Sponsor or its Affiliates pursuant to Section 12.01 of these Bylaws.

“Net Assets” shall mean the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly on a basis consistently applied.

“Net Income” shall mean for any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.  If the Advisor is to receive an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Section 9.04, shall exclude the gain from the sale of the Corporation’s assets.

“Organization and Offering Expenses” shall mean all expenses incurred by and to be paid from the assets of the Corporation in connection with the Corporation’s formation and in preparing the Corporation for registration and subsequently offering and distributing its securities to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, changes of transfer agents, registrars, trustees, escrow holders, depositories, experts, and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

“Person” shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

“Prospectus” shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided, however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

“REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

2

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity.  Such term does not include:

(a)

a transaction involving securities of the Corporation that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b)

a transaction involving the conversion to corporate, trust, or association form of only the Corporation if, as a consequence of the transaction there will be no significant adverse change in any of the following:

(1)

Stockholders’ voting rights;

(2)

the term of existence of the Corporation;

(3)

Sponsor or Advisor compensation; and

(4)

the Corporation’s investment objectives.

“Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Shares”  shall mean shares of common stock of the Corporation of the class that has the right to elect the Directors of the Corporation.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation or any Person who will control, manage or participate in the management of the Corporation, and any Affiliate of such Person.  Not included is any Person whose only relationship with the Corporation is as that of an independent property manager of Corporation assets, and whose only compensation is as such.  Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.  A Person may also be deemed a Sponsor of the Corporation by:

(a)

taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation; either alone or in conjunction with one or more other Persons;

(b)

receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

(c)

having a substantial number of relationships and contacts with the Corporation;

(d)

possessing significant rights to control Corporation properties;

(e)

receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or

(f)

providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

“Total Operating Expenses” shall mean the aggregate expenses of every character paid or incurred by the Corporation, as determined under generally accepted accounting principles, including all fees to be paid to the Advisor, but excluding: (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the Corporation’s Shares, (ii) interest payments, (iii) taxes, (iv) noncash expenditures such as depreciation, amortization and bad debt reserves, (v) any incentive fees to be paid to the Advisor and/or its Affiliates under Section 9.06 of these Bylaws, notwithstanding item (vi), and (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property, and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

3

“Unimproved Real Property” shall mean the real property of the Corporation which has the following 3 characteristics:

(a)

an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

(b)

has no development or construction in process on such land; and

(c)

no development or construction on such land is planned in good faith to commence on such land within 1 year.

4